     As filed with the Securities and Exchange Commission on March 8, 2000
                                                      Registration No. 333-45355

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IGEN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                      94-2852843
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                     Identification Number)

      16020 INDUSTRIAL DRIVE, GAITHERSBURG, MARYLAND 20877, (301) 869-9800 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 SAMUEL J. WOHLSTADTER, CHIEF EXECUTIVE OFFICER,
      16020 INDUSTRIAL DRIVE, GAITHERSBURG, MARYLAND 20877, (301) 869-9800 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 WITH A COPY TO:
               STEPHEN P. DOYLE, ESQ., WILMER, CUTLER & PICKERING
           2445 M STREET, N.W., WASHINGTON, D.C. 20037, (202) 663-6000

                                -----------------

                          DEREGISTRATION OF SECURITIES

                  A total of 5,202,004 shares of common stock, par value $.001 per share ("Common Stock"), of IGEN International, Inc., a Delaware corporation (the "Company") were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-45355) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on April 15, 1998.

                  The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such portion of the 5,202,004 shares of Common Stock, previously registered on the Registration Statement, which have not been sold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Montgomery County, State of Maryland on February 1, 2000.

                                           IGEN International, Inc.






                                           By:  /s/ George V. Migausky
                                                -------------------------
                                                Name:  George V. Migausky
                                                Title:  Vice President and Chief
                                                         Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the dates indicated.

                 SIGNATURE                                    CAPACITY                               DATE

/s/ *                                         Chief Executive Officer (Principal               February 1, 2000
     Samuel J. Wohlstadter                    Executive Officer); Director

/s/ George V. Migausky                        Vice President and Chief Financial               February 1, 2000
    ---------------------
     George V. Migausky                       Officer (Principal Financial and
                                              Accounting Officer)

/s/ *                                         President; Director                              February 1, 2000
     Richard J. Massey

/s/ *                                         Director                                         February 1, 2000
     Edward Lurier

/s/                                           Director
    ---------------------
      William J. O'Neill

/s/  Robert R. Salsmans
    ---------------------                     Director                                         February 2, 2000
     Robert R. Salsmans

/s/ ---------------------                     Director
     Joop Sistermans

*By:  /s/ George V. Migausky                                                                   February 1, 2000
          ------------------
          Attorney-in-Fact